Exhibit 3

JOINT FILING STATEMENT

I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the Common Stock of MaxPoint Interactive, Inc. is filed on behalf of each of the undersigned.

Date: September 6, 2017

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Date:	September 6, 2017

TRINITY TVL X, LLC

By:	/s/ Nina C. Labatt
Nina C. Labatt, Management Member

TRINITY VENTURES X, L.P.
By its General Partner, Trinity TVL X, LLC

By:	/s/ Nina C. Labatt
Nina C. Labatt, Management Member

TRINITY X ENTREPRENEURS’ FUND, L.P.
By its General Partner, Trinity TVL X, LLC

By:	/s/ Nina C. Labatt
Nina C. Labatt, Management Member

TRINITY X SIDE-BY-SIDE FUND, L.P.
By its General Partner, Trinity TVL X, LLC

By:	/s/ Nina C. Labatt
Nina C. Labatt, Management Member

TVL MANAGEMENT CORPORATION

By:	/s/ Nina C. Labatt
Nina C. Labatt, its Chief Financial Officer

/s/ Lawrence K. Orr
Lawrence K. Orr

/s/ Noel J. Fenton
Noel J. Fenton

/s/ Patricia Nakache
Patricia Nakache

/s/ Ajay Chopra
Ajay Chopra

/s/ Karan Mehandru
Karan Mehandru

/s/ Daniel Scholnick Daniel Scholnick

/s/ Nina C. Labatt
Nina C. Labatt